UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2017

Innovative Food Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-9376	20-1167761
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28411 Race Track Road, Bonita Springs, Florida	34135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (239) 596-0204
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 29, 2017, the Board of Directors of Innovative Foods Holding Inc. (the “Company”) appointed Nathaniel Klein to its Board of Directors.

Since September 2016, Mr. Klein has been a Vice President and member of the founding team of North American Lithium (NAL), where he has been responsible for overseeing management operations and the engineering teams as well as NAL’s capital market activities. NAL owns and operates the Quebec Lithium project located in La Corne, Quebec, Canada, in which over $400 million has been invested and is in the process of become a leading lithium producer.  From November 2008 to September 2016, Mr. Klein was a Vice President at Hale Capital Partners (HCP), a private equity and venture capital firm focusing on providing value added growth equity and turnaround capital to public or private, lower middle market companies. At HCP, Mr. Klein was responsible for leading all aspects of the investment process.  In addition, Mr. Klein worked closely with the management of HCP portfolio companies including, serving on behalf of HCP, as a board member or a board observer for several portfolio companies.  From March 2007 to October 2008, prior to joining HCP, Mr. Klein was an Associate for Highbridge Capital Management, a multi-billion-dollar, multi-strategy fund owned by JP Morgan Chase, where he focused on structured finance transactions and Special Situations. From August 2003 to February 2007, Mr. Klein was an Analyst at Sage Capital Growth, a multi-strategy private equity fund, where he was involved in investing in public and private companies in a variety of sectors.

Effective on November 29, 2017, the Board of Directors authorized the creation of, and formally established, an Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee.  Mr. Klein and the Company’s other independent directors have been appointed to each of such Committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE FOOD HOLDINGS, INC.

Dated: November 29, 2017	By:	/s/ Sam Klepfish
Sam Klepfish, CEO